As filed with the Securities and Exchange Commission on March 3, 2003

Registration No. 333-87824

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE
AMENDMENT NO. 1 TO
 FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DOCUMENTUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4261421
(State of Incorporation)	(I.R.S. Employer Identification No.)

DAVID DEWALT
President and Chief Executive Officer
Documentum, Inc.
6801 Koll Center Parkway
Pleasanton, California 94566-7047
(925) 600-6800
(Address and telephone number of Registrant’s principal executive offices)

Copy to:

DAVID J. SEGRE, ESQ.
N. ANTHONY JEFFRIES, ESQ.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

Approximate Date of Commencement of Proposed Sale to the Public:
From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [   ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

__________________________

SIGNATURES

DEREGISTRATION OF SECURITIES

     A Registration Statement on Form S-3 (Registration No. 333-87824), was originally filed with the U.S. Securities and Exchange Commission on May 8, 2002 (the “Registration Statement”). The offering of securities for resale by certain selling stockholders named in the Registration Statement has been terminated.

     The total number of shares of the Registrant's common stock registered under the Registration Statement was 421,941 shares. The total number of shares of common stock resold pursuant to the Registration Statement was 389,558 shares with 32,383 registered shares of common stock remaining unsold at the termination of the offering.

     Pursuant to the undertaking of the Registrant contained in the section in Part II, Item 17 of the Registration Statement entitled “Undertakings,” the Registrant hereby requests that the 32,383 unsold shares be removed from registration by means of this Post-Effective Amendment No. 1.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, County of Alameda, State of California, on March 3, 2003.

DOCUMENTUM, INC.

By:	/s/ David DeWalt

President and Chief Executive Officer

     Pursuant to the requirement of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ David DeWalt David DeWalt	President, Chief Executive Officer and Director (principal executive officer)	March 3, 2003

/s/ Mark Garrett Mark Garrett	Chief Financial Officer and Executive Vice President (principal financial and accounting officer)	March 3, 2003

* Jeffrey A. Miller	Chairman of the Board	March 3, 2003

* Robert V. Adams	Chairman Emeritus	March 3, 2003

* Michael Pehl	Director	March 3, 2003

* Gary Banks	Director	March 3, 2003

* Geoffrey A. Moore	Director	March 3, 2003

* John Hamm	Director	March 3, 2003

*By:	/s/ David DeWalt

David DeWalt as Attorney in-fact

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